November 17, 2017

Securities and Exchange Commission

Washington, D.C. 20549

Commissioners:

We have read Superior Drilling Products Inc.’s statements included under Item 4.01 of its Form 8-K filed on November 17, 2017 and we agree with such statements concerning our firm.

/s/ Hein & Associates LLP

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